BlackRock MuniYield California Fund, Inc.

FILE #811-06499

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
11/1/2006	SAN DIEGO CALIF UNI SCH DIST	266,820,000	2,012,520	Banc of America Securities LLC; Citigroup Global Markets Inc.; Merrill Lynch & Co.; Morgan Stanley; Stone & Youngberg LLC; UBS Securities LLC; Loop Capital Markets; Ramirez & Co., Inc.
11/03/06	CALIFORNIA ST DEPT VET AFFAIRS HOM	92,000,000	3,300,000	Bear, Stearns & Co. Inc.; Lehman Brothers Inc.; Merrill Lynch, Pierce, Fenner & Smith Incorporated
2/16/06	PUERTO RICO COMMONWEALTH	2,184,860,553	4,645,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

2/16/06	PUERTO RICO COMMONWEALTH	2,184,860,553	1,630,000

Citigroup; Goldman, Sachs & Co.; RBC Capital Markets; Banc of America Securities LLC; BBVAPR MSD; JP Morgan; Lehman Brothers; Merrill Lynch & Co.; Morgan Stanley; Popular Securities; Raymond James & Associates, Inc.; Samuel A. Ramirez & Co.; Santander Securities; UBS Investment Bank; Wachovia Bank, National Association

BlackRock MuniYield California Fund, Inc.

FILE #811-06499

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	ISSUE SIZE	AMOUNT PURCHASED	LIST OF UNDERWRITERS
3/08/07	GOLDEN ST TOB SECURITIZATION CORP	4,446,826,391	3,300,000

Bear, Stearns & Co. Inc.; Goldman, Sachs & Co.; Citigroup; First Albany Capital Inc.; M.R. Beal & Company; A.G. Edwards; Banc of America Securities LLC; E.J. De La Rosa & Co., Inc.; Fidelity Capital Markets Services; Great Pacific Securities, Inc.; Jackson Securities; JPMorgan; Lehman Brothers; Loop Capital Markets, LLC; Merrill Lynch & Company; Morgan Keegan and Co., Inc.; Morgan Stanley; Prager, Sealy & Company, LLC; Ramirez & Co., Inc.; RBC Capital Markets; Siebert Brandford Shank & Co., LLC; Southwest Securities; Stone & Youngberg, LLC; UBS Investment Bank

05/16/07	METROPOLITAN WTR DIST SOUTHN CALIF	400,000,000.00	$7,100,000

Bear, Stearns & Co. Inc.; Citigroup Global Markets Inc.; Ramirez & Co., Inc.; Lehman Brothers; Loop Capital Markets, LLC; Merrill Lynch & Co.; Morgan Stanley & Co. Incorporated; Siebert Brandford Shank & Co., LLC; Stone & Youngberg LLC; UBS Investment Bank

06/21/07	CALIFORNIA ST FOR PREVIOUS ISSUES	2,500,000,000.00	$9,130,000

Citigroup Global Markets Inc., Banc of America Securities LLC, E.J. De La Rosa & Co., Inc., Fidelity Capital Markets Services, Alamo Capital, ALTA CAPITAL GROUP LLC, Backstrom McCarley Berry  & Co.,LLC, Bear, Stearns & Co. Inc., Comerica Securities, Crocker Securities LLC, Goldman, Sachs & Co.,Great Pacific Securities Inc., Grigsby & Associates, Inc., J.P. Morgan Securities Inc., Henderson Capital Partners, Inc., Lehman Brothers, Merrill Lynch & Co., Morgan Stanley & Co. Incorporated, RBC Capital Markets,Ramirez & Co., Inc., Siebert Brandford Shank & Co., Stone & Youngberg LLC, UBS Securities LLC,Wedbush Morgan Securities, Wells Fargo Brokerage Services LLC.